SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Colchester Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Urgent Message to Shareholders of Colchester Street Trust

Please Vote Your Proxy Today!

The Special Shareholder Meeting for the Fidelity Institutional Money Market Funds has been adjourned until April 11, 2002 at 9:00 a.m. ET, due to a lack of sufficient votes. This means you have additional time to cast your vote. Your vote is very important no matter how large or small your holdings may be.

To cast your vote, please consider one of the following options:

To Vote by Telephone

Please call toll-free 1-800- 848-3155 weekdays from 8:00 AM to 8:00 PM Eastern Time and Saturday from 11:00 AM to 6:00 PM Eastern Time and a representative from D.F. King, Inc., our independent proxy solicitation firm, will record your vote.

To Vote by Fax

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-800-451-8683.

Or, refer to your enclosed proxy card(s) for instructions on how to vote now by touch-tone telephone, via the Internet, or through the mail.